UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 23, 2015
(Date of earliest event reported)

DARDEN RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)

(407) 245-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New President of LongHorn Steakhouse

On July 27, 2015, Darden Restaurants, Inc. (the “Company”) announced that Todd A. Burrowes, 52, has been appointed as President of LongHorn Steakhouse, effective July 28, 2015. Mr. Burrowes will be rejoining the Company after serving as President, Ruby Tuesday Concept and Chief Operations Officer of Ruby Tuesday, Inc., a casual dining restaurant chain, since June 2013. Prior to that, Mr. Burrowes served as Executive Vice President of Operations for LongHorn Steakhouse, a position that he held from 2008 until 2013. Mr. Burrowes previously served in other roles at LongHorn Steakhouse, including as Senior Vice President of Operations and Regional Director of Operations. Prior to joining LongHorn, Mr. Burrowes served as the Regional Director of Operations for Corner Bakery Cafe and Vice President of Operations for Saltgrass Steak House.

In connection with his appointment as President of LongHorn Steakhouse, Mr. Burrowes and the Company have agreed that Mr. Burrowes’ annual base salary will be $525,000, and Mr. Burrowes will be eligible to participate in the Company’s annual cash incentive and equity programs. Mr. Burrowes’ target annual cash bonus will be 80% of his annual base salary. Mr. Burrowes’ target annual equity grant will be in the form of a combination of stock options and performance restricted stock units and will have an aggregate target value of $800,000, which will be granted on July 29, 2015. On the effective date of hire, Mr. Burrowes will also receive a special equity grant of restricted stock units with an aggregate value of $800,000. Mr. Burrowes will also receive certain perquisites including a company car allowance.

Additional information about Mr. Burrowes and his appointment is included in the Company’s news release issued on July 27, 2015, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, on July 23, 2015, the Company agreed with Valerie L. Insignares, who was the President of LongHorn Steakhouse, that her employment would end effective as of the close of business on July 24, 2015. Ms. Insignares will receive benefits pursuant to her Management Continuity Agreement which include a lump sum equal to three times her base salary plus average bonus, medical, dental and vision coverage similar to her current coverage level for 36 months and accelerated vesting of equity awards in accordance with the terms of the applicable award agreements.

Notice of Non-Renewal of Management Continuity Agreement

On July 23, 2015, the Company delivered notice of non-renewal (the “Notice”) of the Management Continuity Agreement, as amended (the “MCA”), to the following named executive officers who have an existing MCA with the Company: Eugene I. Lee, Jr., Harald E. Herrmann and David C. George. Pursuant to the Notice, the “contract period” under the MCA will not be extended on the next “renewal date” (each term as defined in the MCA) and accordingly, the MCA will expire on October 1, 2016. The form of Notice is attached as Exhibit 10.1 to this Current Report on Form 8-K. The Company anticipates entering into a new Change in Control Agreement (the “CIC Agreement”) with each of the affected named executive officers that will become effective immediately following the expiration of the MCA. The form of CIC Agreement is filed as Exhibit 10(rr) to the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2015.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1	Form of Notice of Non-Renewal of Management Continuity Agreement.
99.1	News release dated July 27, 2015, entitled “Todd Burrowes to Rejoin LongHorn Steakhouse as President.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

	By:	/s/ Jeffrey A. Davis
Jeffrey A. Davis
Date: July 27, 2015		Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Form of Notice of Non-Renewal of Management Continuity Agreement.
99.1	News release dated July 27, 2015, entitled “Todd Burrowes to Rejoin LongHorn Steakhouse as President.”